Exhibit 11.1   Statement Re: Per-Share Earnings


                                          Three Month Period
                                            Ended March 31
                                        ------------------------
                                          1996            1995
                                        ------------------------
Average shares and common stock
  equivalents outstanding               3,864,797      3,852,192
Net effect of dilutive stock options
    based on the treasury stock method     29,696         30,037
                                        ------------------------
                                        3,894,493      3,882,229
                                        ========================
Net income                              $ 338,504      $ 343,389
                                        ========================
Per common and common equivalent share:
  Net income                            $    .09        $   .09
                                        ========================